EXHIBIT 99.1


             NATIONAL COAL CORP. REPORTS THIRD QUARTER 2008 RESULTS

o THIRD QUARTER REVENUES INCREASED 61% TO $33.5 MILLION FROM $20.9 MILLION DURING THE YEAR-AGO QUARTER.

o TONS OF COAL SOLD INCREASED 21% TO 492,410 TONS, UP FROM 405,685 TONS DURING THE YEAR-AGO QUARTER.

o IN TENNESSEE THE COMPANY BROUGHT BACK INTO PRODUCTION AN UNDERGROUND MINE, BEGAN PROCESSING AND LOADING COAL THROUGH ITS BALDWIN PREPARATION PLANT FACILITY, AND STARTED SHIPPING COAL OVER ITS SHORT-LINE RAILROAD DURING THE THIRD QUARTER.

o NATIONAL COAL OF ALABAMA'S NEW DAVIS CREEK AND CRESCENT VALLEY SURFACE MINES BEGAN PRODUCTION AND THE DRAGLINE CAME BACK INTO PRODUCTION ON THE NEWLY EXPANDED POPLAR SPRINGS MINE DURING THE THIRD QUARTER.

o THE COMPANY WILL HOST A CONFERENCE CALL ON NOVEMBER 19, 2008 AT 2:30 PM EASTERN TO DISCUSS THIRD QUARTER RESULTS. MORE INFORMATION ABOUT THE CALL IS AVAILABLE ON THE COMPANY'S WEBSITE AT WWW.NATIONALCOAL.COM/INVESTORS.PHP

KNOXVILLE, TENN. - (November 17, 2008) - National Coal Corp. (Nasdaq: NCOC), a Central and Southern Appalachian coal producer, reports that for the period ended September 30, 2008, it achieved total revenues of $33.5 million based primarily on the sale of 492,410 tons of coal. In the same prior-year period, National Coal generated revenues of $20.9 million primarily through the sale of 405,685 tons of coal. For the three months ended September 30, 2008, National Coal reported a net loss of $7.9 million and a positive Adjusted EBITDA of $0.7 million, versus a net loss of $7.1 million and a negative Adjusted EBITDA of $1.0 million reported in the year-ago quarter.

Daniel A. Roling, President and CEO of National Coal, said, "Our results have improved in-line with our expectations; however, like many other companies we are susceptible to the weakened economy. In light of this, the demand for coal continues to be better than last year, but its effects on our income have been diminished by the rising cost of diesel fuel as well as numerous other production costs, which have gone up considerably. Additionally, like many other coal producers, the continued acute shortage of skilled labor, along with regulatory requirements, prevented us from executing some production enhancements on schedule. As stated last quarter, production, and therefore costs, continue to be impacted by the ongoing and increased level of regulatory oversight. We were however able to get our most profitable production facilities shored up during the quarter."

During the third quarter both the Baldwin preparation plant and loading facility and our 42-mile rail line adjacent to the plant became fully operational in Tennessee. In addition, the new Davis Creek mine in Alabama began shipping coal; it is anticipated that both metallurgical and steam quality coals will be shipped during the fourth quarter from this property.

Since the closing on March 31, 2008, of our sale of the Straight Creek assets in Kentucky, the Company has received approximately $7.0 million of cash previously pledged to secure reclamation bonds, of which $3.0 million was received during the third quarter.

"In addition to our progress on the operational side of the Company, we have reached a number of new sales agreements with our customers this year, which has resulted in an increase in our average selling price per ton and a reduction in tons committed," explained Roling. "These new and revised sales agreements help position the Company for future profitability and growth."

                                     -more-

We invested approximately $17.6 million in equipment, mine development, land, and mineral rights during the nine months ended September 30, 2008. Included in the capital expenditures were equipment purchases for $7.1 million, including $4.6 million purchased through equipment financing arrangements. In addition, $500,000 was used to acquire a 524-acre mineral lease in eastern Tennessee that includes approximately 1.4 million tons of recoverable high quality coal. Additionally, the Company acquired a 1,000-acre mineral and surface tract in eastern Tennessee that includes approximately 2.3 million tons of recoverable high quality coal. The purchase price was $7.0 million, of which $2.0 million was paid in cash and $5.0 million in the issuance of 756,430 shares of our common stock. Mine development totaled approximately $3.0 million for the nine months ended September 30, 2008.

We intend to invest up to $2.6 million of additional capital expenditures during the remainder of 2008 to maintain planned production goals and approximately $450,000 to maintain existing assets. We also received approximately $3.0 million of cash previously pledged to secure reclamation bonds from the March 31, 2008 sale of our Straight Creek operations during the quarter ended September 30, 2008.

OUTLOOK

Given the significant deterioration in the domestic and global economy, the continued extremely tight market for skilled workers, and the ongoing impact of the current regulatory environment, management is in the process of revising its future production goals. In addition, electricity consumption year-to-date has been basically flat, leading to minimal growth in demand during 2008 versus 2007. Accordingly, our outlook for coal demand remains healthy, but tempered for the next year. However, our view on supply remains unchanged. We continue to believe that the outlook for domestic supply remains tight, with exports remaining healthy and the constraint on production, both new and existing, increasing.

Accordingly, we are revising our production goals for 2008 to 1.9 million tons, for 2009 to 2.4 million tons, and for 2010 a range of 2.4 million tons to 2.7 million tons. This significant reduction in our production goals for 2009 and 2010 is a direct reflection on our current outlook for the domestic coal market. Depending on the strength of the domestic coal market, we believe that National Coal is well positioned to gear up production to our previous goals, subject to the key constraints of labor, regulatory and permitting issues, and impositions due to environmental lawsuits.

During the quarter, management made progress on future coal sales, including the signing of a new coal supply agreement. Also during 2008, the Company renegotiated a number of existing coal supply agreements resulting in better pricing and terms. As a result, committed sales for 2008 are 2.1 million tons at an average contracted selling price of $65.74, for 2009, 2.0 million tons at an average contracted selling price of $70.40, and for 2010, 0.7 million tons at an average contracted selling price of $77.35. As for 2011 and 2012, we have no committed sales at this time, but we do have an option agreement with a customer for 480,000 and 360,000 tons, respectively at $72.90 per ton.

Looking forward, management remains optimistic about the future of coal and the Company. Clearly the strength of the domestic coal market as well as a dramatic shortage of skilled labor is the largest hurdle facing the Company in meeting its future production goals. However, management is aggressively working towards resolution of this issue through an aggressive hiring and training program and by recruiting contractors. In addition, management is putting in place a plan to strengthen production, without incurring considerable expense, in order to meet increases in future demand.

CONFERENCE CALL

National Coal will host a conference call on November 19, 2008 at 2:30 pm Eastern to discuss third quarter results. Participants in the U.S. may dial toll-free: 1-800-434-1335 and conference code 37756558#. Outside the U.S., participants can direct-dial 1-404-920-6442 and conference code 37756558#. More information about the call is available on the Company's website at www.nationalcoal.com/investors.php.

                                     -more-

ABOUT NATIONAL COAL CORP.

Headquartered in Knoxville, Tenn., National Coal Corp., through its wholly owned subsidiary, National Coal Corporation, is engaged in coal mining in East Tennessee, and through its wholly owned subsidiary, National Coal of Alabama, is engaged in coal mining in Alabama. Currently, National Coal employs about 350 people. National Coal sells steam and metallurgical coal to electric utilities and industrial companies in the Southeastern United States. For more information and to sign-up for instant news alerts visit www.nationalcoal.com.

INFORMATION ABOUT FORWARD LOOKING STATEMENTS

THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" THAT INCLUDE INFORMATION RELATING TO FUTURE EVENTS AND FUTURE FINANCIAL AND OPERATING PERFORMANCE.
EXAMPLES OF FORWARD LOOKING-STATEMENTS INCLUDE ANTICIPATED BENEFITS OF CAPITAL IMPROVEMENTS AND NEW MINES AND AN ANTICIPATED STRENGTHENING COAL MARKET IN THE FUTURE. FORWARD-LOOKING STATEMENTS SHOULD NOT BE READ AS A GUARANTEE OF FUTURE PERFORMANCE OR RESULTS, AND WILL NOT NECESSARILY BE ACCURATE INDICATIONS OF THE TIMES AT, OR BY WHICH, THAT PERFORMANCE OR THOSE RESULTS WILL BE ACHIEVED. FORWARD-LOOKING STATEMENTS ARE BASED ON INFORMATION AVAILABLE AT THE TIME THEY ARE MADE AND/OR MANAGEMENT'S GOOD FAITH BELIEF AS OF THAT TIME WITH RESPECT TO FUTURE EVENTS, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL PERFORMANCE OR RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR SUGGESTED BY THE FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS THAT COULD CAUSE THESE DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO: (I) THE WORLDWIDE DEMAND FOR COAL; (II) THE PRICE OF COAL; (III) THE PRICE OF ALTERNATIVE FUEL SOURCES; (IV) THE SUPPLY OF COAL AND OTHER COMPETITIVE FACTORS; (V) THE COSTS TO MINE AND TRANSPORT COAL; (VI) THE ABILITY TO OBTAIN NEW MINING PERMITS; (VII) THE COSTS OF RECLAMATION OF PREVIOUSLY MINED PROPERTIES; (VIII) THE RISKS OF EXPANDING COAL PRODUCTION; (IX) THE ABILITY TO BRING NEW MINING PROPERTIES ON-LINE ON SCHEDULE; (X) INDUSTRY COMPETITION; (XI) OUR ABILITY TO CONTINUE TO EXECUTE OUR GROWTH STRATEGIES; AND (XII) GENERAL ECONOMIC CONDITIONS. THESE AND OTHER RISKS ARE MORE FULLY DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING THE COMPANY'S MOST RECENTLY FILED ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, WHICH SHOULD BE READ IN CONJUNCTION HEREWITH FOR A FURTHER DISCUSSION OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE THEY ARE MADE. YOU SHOULD NOT PUT UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS. WE ASSUME NO OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS TO REFLECT ACTUAL RESULTS, CHANGES IN ASSUMPTIONS OR CHANGES IN OTHER FACTORS AFFECTING FORWARD-LOOKING INFORMATION, EXCEPT TO THE EXTENT REQUIRED BY APPLICABLE SECURITIES LAWS. IF WE DO UPDATE ONE OR MORE FORWARD-LOOKING STATEMENTS, NO INFERENCE SHOULD BE DRAWN THAT WE WILL MAKE ADDITIONAL UPDATES WITH RESPECT TO THOSE OR OTHER FORWARD-LOOKING STATEMENTS.

                               NATIONAL COAL CORP.
                              CALCULATION OF EBITDA
                                   (UNAUDITED)

EBITDA is defined as net loss plus (i) other (income) expense, net, (ii) interest expense, (iii) depreciation, depletion, accretion and amortization minus (iv) interest income, (v) income tax benefits, and (vi) income from joint ventures. We present Adjusted EBITDA, including stock compensation expense, to enhance understanding of our operating performance. We use Adjusted EBITDA as a criterion for evaluating our performance relative to that of our peers, including measuring our cost effectiveness and return on capital, assessing our allocations of resources and production efficiencies and making compensation decisions. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of our operating performance and permits them to evaluate our cost effectiveness and production efficiencies relative to competitors. In addition, our management uses Adjusted EBITDA to monitor and evaluate our business operations. However, Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America ("GAAP") and may not be comparable to other similarly titled measures of other companies. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, determined in accordance with GAAP, as indicators of cash flows. The following reconciles our net loss to Adjusted EBITDA:


                                   THREE MONTHS ENDED               NINE MONTHS ENDED
                                      SEPTEMBER 30,                   SEPTEMBER 30,
                              ----------------------------    ----------------------------
                                  2008            2007            2008            2007
                              ------------    ------------    ------------    ------------
Net loss ..................   $ (7,912,617)   $ (7,107,470)   $(28,502,362)   $(19,608,727)
Income tax benefit ........       (237,221)           --          (728,214)           --
Other (income) expense, net        (38,419)       (176,213)      1,708,538        (320,689)
Income from joint venture .       (108,594)           --          (333,723)           --
Interest income ...........       (242,464)       (275,590)       (787,289)       (883,407)
Interest expense ..........      4,820,531       2,194,661      14,056,614       6,515,214
Depreciation, depletion,
amortization and accretion       3,898,285       4,047,671      11,766,339      11,340,326
                              ------------    ------------    ------------    ------------
EBITDA ....................        179,501      (1,316,941)     (2,820,097)     (2,957,283)
Stock compensation expense         546,361         284,593       1,000,294       1,192,219
                              ------------    ------------    ------------    ------------
Adjusted EBITDA ...........   $    725,862    $ (1,032,348)   $ (1,819,803)   $ (1,765,064)
                              ============    ============    ============    ============

                               NATIONAL COAL CORP.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)
                                                                  SEPTEMBER 30,     DECEMBER 31,
                                                                       2008             2007
                                                                  -------------    -------------
ASSETS
Current Assets:
     Cash and cash equivalents ................................   $  11,235,574    $   9,854,351
     Accounts receivable ......................................       6,698,551        8,787,046
     Inventory ................................................       2,735,744        2,946,101
     Prepaid and other current assets .........................       1,175,431        1,951,827
                                                                  -------------    -------------
        Total current assets ..................................      21,845,300       23,539,325


Property, plant, equipment and mine development, net ..........     101,860,847      108,880,599
Deferred financing costs ......................................       4,610,950        6,669,703
Restricted cash ...............................................      22,895,327       29,115,383
Other non-current assets ......................................       1,228,576        1,049,991
                                                                  -------------    -------------
        Total Assets ..........................................   $ 152,441,000    $ 169,255,001
                                                                  =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Current maturities of long - term debt ...................   $   3,861,442    $  15,453,230
     Current installments of obligations under capital leases .         505,051          157,062
     Current portion of asset retirement obligation ...........       1,116,576        1,310,344
     Accounts payable and accrued  expenses ...................      17,908,377       12,759,593
                                                                  -------------    -------------
        Total current liabilities .............................      23,391,446       29,680,229

     Long - term debt, less current maturities, net of discount     103,545,838      114,350,348
     Obligations under capital leases, less current portion ...         512,961           74,688
     Asset retirement obligations, less current portion .......       8,051,641        8,954,343
     Deferred revenue .........................................       1,366,192        1,553,806
     Other non-current liabilities ............................       1,699,985        1,774,766
     Deferred tax liability ...................................       2,343,527        3,351,465
                                                                  -------------    -------------
        Total Liabilities .....................................     140,911,590      159,739,645
                                                                  -------------    -------------

Stockholders' Equity:
     Series A cumulative convertible preferred stock, $.0001
        par value; 8% coupon; 1,611 shares authorized;
        133.33 and 356.44 shares issued and outstanding at
        September 30, 2008 and December 31, 2007,
        respectively ..........................................            --               --
     Common Stock, $.0001 par value; 80 million shares
        authorized; 33,484,836 and 27,698,792 shares issued and
        outstanding at September 30, 2008 and December 31,
        2007, respectively ....................................           3,348            2,770
     Additional paid - in capital .............................     113,825,543       83,309,703
     Accumulated deficit ......................................    (102,299,481)     (73,797,117)
                                                                  -------------    -------------
        Total Stockholders' Equity ............................      11,529,410        9,515,356
                                                                  -------------    -------------
        Total Liabilities and Stockholders' Equity ............   $ 152,441,000    $ 169,255,001
                                                                  =============    =============

                               NATIONAL COAL CORP.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                 FOR THE THREE MONTHS ENDED         FOR THE NINE MONTHS ENDED
                                                       SEPTEMBER 30,                      SEPTEMBER 30,
                                               ------------------------------    ------------------------------
                                                    2008             2007             2008             2007
                                               -------------    -------------    -------------    -------------
Revenues:
     Coal sales ............................   $  32,508,955    $  20,561,737    $  98,364,093    $  58,104,853
     Other revenues ........................         976,683          295,558        2,377,033          669,833
                                               -------------    -------------    -------------    -------------
        Total revenues .....................      33,485,638       20,857,295      100,741,126       58,774,686
                                               -------------    -------------    -------------    -------------

Operating expenses:
     Cost of sales .........................      30,816,401       20,502,468       96,438,882       56,406,293
     Depreciation, depletion, amortization
        and accretion ......................       3,898,285        4,047,671       11,766,339       11,340,326
     General and administrative ............       2,489,736        1,671,768        7,122,341        5,325,676
                                               -------------    -------------    -------------    -------------
        Total operating expenses ...........      37,204,422       26,221,907      115,327,562       73,072,295
                                               -------------    -------------    -------------    -------------

Loss from operations .......................      (3,718,784)      (5,364,612)     (14,586,436)     (14,297,609)
                                               -------------    -------------    -------------    -------------
Other income (expense):
     Interest expense ......................      (4,820,531)      (2,194,661)     (14,056,614)      (6,515,214)
     Interest income .......................         242,464          275,590          787,289          883,407
     Income from joint venture .............         108,594             --            333,723             --
     Other .................................          38,419          176,213       (1,708,538)         320,689
                                               -------------    -------------    -------------    -------------
        Other income (expense), net ........      (4,431,054)      (1,742,858)     (14,644,140)      (5,311,118)

                                               -------------    -------------    -------------    -------------
Loss before income taxes ...................      (8,149,838)      (7,107,470)     (29,230,576)     (19,608,727)

Income tax benefit .........................         237,221             --            728,214             --
                                               -------------    -------------    -------------    -------------

Net loss ...................................      (7,912,617)      (7,107,470)     (28,502,362)     (19,608,727)

Preferred stock dividend ...................         (40,328)         (42,894)        (120,107)        (342,737)
Preferred stock deemed dividend ............            --           (687,034)            --         (1,710,139)
                                               -------------    -------------    -------------    -------------

Net loss attributable to common shareholders   $  (7,952,945)   $  (7,837,398)   $ (28,622,469)   $ (21,661,603)
                                               =============    =============    =============    =============

Basic net loss per common share ............   $       (0.24)   $       (0.39)   $       (0.93)   $       (1.12)
                                               =============    =============    =============    =============

Diluted net loss per common share ..........   $       (0.24)   $       (0.39)   $       (0.93)   $       (1.12)
                                               =============    =============    =============    =============

Weighted average common shares outstanding .      33,139,355       20,246,652       30,688,851       19,263,128
                                               =============    =============    =============    =============

                               NATIONAL COAL CORP.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                                                        FOR THE NINE MONTHS ENDED
                                                                              SEPTEMBER 30,
                                                                          2008            2007
                                                                      ------------    ------------
OPERATING ACTIVITIES
Net loss ..........................................................   $(28,502,362)   $(19,608,727)
Adjustments to reconcile net loss to net cash provided by (used in)
     operating activities:
        Depreciation, depletion, amortization and accretion .......     11,766,339      11,340,326
        Deferred income tax benefit ...............................       (728,214)           --
        Amortization of deferred financing costs ..................        575,759         527,526
        Amortization of debt discount .............................      2,415,154         502,743
        Loss/(gain) on disposal of assets .........................         20,868        (241,377)
        Loss on sale of Straight Creek properties .................        413,843            --
        Loss on extinguishment of debt ............................      1,676,840          50,720
        Income from joint venture .................................       (333,723)           --
        Settlement of asset retirement obligations ................       (686,990)       (336,680)
        Stock option expense ......................................      1,000,294         752,726
        Related party stock option expense ........................           --           434,493
        Changes in operating assets and liabilities:
           Accounts receivable ....................................      1,683,856         492,675
           Inventory ..............................................       (573,604)       (225,737)
           Prepaid and other current assets .......................      1,471,104        (478,390)
           Other non - current assets .............................        311,602          89,615
           Accounts payable and accrued expenses ..................      5,486,069      (1,376,802)
           Deferred revenue .......................................       (187,614)       (148,618)
           Other non - current liabilities ........................        (74,781)       (105,511)
                                                                      ------------    ------------
Net cash flows used in operating activities .......................     (4,265,560)     (8,331,018)
                                                                      ------------    ------------

INVESTING ACTIVITIES
Capital expenditures ..............................................     (8,034,987)     (3,174,585)
Proceeds from sale of Straight Creek properties ...................     10,711,399            --
Acquisition deposit ...............................................           --          (250,000)
Proceeds from sale of equipment ...................................           --           411,730
Restricted cash released to operations, net .......................      6,161,491         578,047
Additions to prepaid royalties ....................................       (680,644)       (229,198)
                                                                      ------------    ------------
Net cash provided by (used in) investing activities ...............      8,157,259      (2,664,006)
                                                                      ------------    ------------

FINANCING ACTIVITIES
Proceeds from issuance of common stock ............................     10,863,256      13,950,000
Proceeds from stock option exercises ..............................      1,037,125            --
Proceeds from issuance of notes payable ...........................           --           441,077
Proceeds from borrowings on Term Loan Credit Facility .............           --         2,000,000
Repayments of debt ................................................    (13,936,683)     (3,947,713)
Repayments of capital leases ......................................       (346,918)       (693,943)
Payments for deferred financing costs .............................        (13,040)       (533,465)
Dividends paid ....................................................       (114,216)       (371,317)
                                                                      ------------    ------------
Net cash flows (used in) provided by financing activities .........     (2,510,476)     10,844,639
                                                                      ------------    ------------
Net increase (decrease) in cash and cash equivalents ..............      1,381,223        (150,385)
Cash and cash equivalents at beginning of period ..................      9,854,351       2,180,885
                                                                      ------------    ------------
Cash and cash equivalents at end of period ........................   $ 11,235,574    $  2,030,500
                                                                      ============    ============

Supplemental Cash Flow Information
     Cash paid during the year for interest .......................   $ 12,440,580    $  4,061,696
     Non-cash investing and financing activities:
        Series A cumulative convertible preferred stock converted
           to common stock ........................................   $  3,346,650    $       --
        Series A cumulative convertible preferred stock effective
           dividends ..............................................           --         1,710,139
        Series A cumulative convertible preferred stock dividends
           converted to common stock ..............................        131,712         135,619
        Series A cumulative convertible preferred stock dividends          120,107         342,737
        10.5% Senior Secured Notes exchanged for common stock .....     12,735,848            --
        Equipment acquired through capital leases .................      1,133,181         248,900
        Financed equipment acquisitions ...........................      3,446,324       4,914,339
        Asset retirement obligations incurred .....................      1,979,217            --
        Common stock issued for mineral rights ....................      5,000,000            --